EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the Zonagen, Inc. 1996 Nonemployee Directors' Stock Option Plan, of our report dated March 11, 1997 included in the Annual Report on Form 10-K of Zonagen, Inc. for the year ended December 31, 1996, as amended, and to all references to our firm included in this Registration Statement.


/s/ARTHUR ANDERSEN LLP



The Woodlands, Texas
November 3, 1997